AMENDMENT NO. 6 TO SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT AND AMENDMENT NO. 2 TO NOTE, dated as of March [___], 2008 (this "**Amendment**")

BY AND AMONG

(1) **BRANDPARTNERS GROUP, INC.**, a Delaware corporation ("**BPG**");

(2) **BRANDPARTNERS RETAIL, INC.**, a New Hampshire corporation (formerly known as Willey Brothers, Inc.) ("**BPR**", and together with BPG, each individually a "**Company**" and collectively, the "**Companies**"); and

(3) **GRAFICO INCORPORATED**, a Delaware corporation and wholly-owned subsidiary of BPG ("**Grafico**"); and

(4) **CORPORATE MEZZANINE II, L.P.**, a British Virgin Islands limited partnership ("**CMII**").

WHEREAS, the Companies and CMII are parties to a certain Subordinated Note and Warrant Purchase Agreement dated as of October 22, 2001, as amended by Amendment No. 1 and Waiver dated as of May 14, 2002, Amendment No. 2 and Waiver dated as of August 9, 2002, Amendment No. 3 and Waiver dated as of January 7, 2004, Amendment No. 4, dated as of May 5, 2005 and Amendment No. 5, dated as of March 28, 2007 (the "**Original Purchase Agreement**" and as amended hereby, the "**Purchase Agreement**") pursuant to which (i) BPR has issued and sold to CMII a subordinated promissory note (as amended by Amendment No. 1, dated as of January 7, 2004, the "**Original Note**" and as amended hereby, the "**Note**") in the original principal amount of $5,000,000 with a final maturity of October 22, 2008, and (ii) BPG has issued and sold to CMII certain warrants for the purchase of an aggregate of 665,000 shares of common stock of BPG (the "**Warrants**"); and

WHEREAS, the Companies, Grafico, and TD Banknorth, N.A., a national banking association ("**TD Banknorth**") are parties to a Commercial Loan Agreement, dated as of May 5, 2005 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Subordination Agreement, the "**Senior Credit Agreement**"); and

WHEREAS, BPR, Grafico, CMII and TD Banknorth are parties to a Subordination and Intercreditor Agreement, dated as of May 5, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted thereunder, the "**Subordination Agreement**"); and

WHEREAS, the Companies have requested that CMII amend certain provisions of the Original Purchase Agreement and the Original Note; and

WHEREAS, subject to the satisfaction of the conditions set forth in Section 5, CMII is willing to amend certain provisions of the Original Purchase Agreement and the Original Note, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

(1) Definitions. Capitalized terms used in this Amendment shall have the meanings given them in the Original Purchase Agreement unless otherwise defined herein.

(2) Affirmation of Original Purchase Agreement and Original Note. Each Company acknowledges that each of the Original Purchase Agreement, the Original Note and each Warrant is a valid and binding obligation of the Companies, in the case of the Original Purchase Agreement, of BPG, in the case of the Warrants, and of BPR, in the case of the Original Note, enforceable against the Companies, BPG or BPR, as the case may be, in accordance with their respective terms.

(3) Amendments to Original Purchase Agreement. Effective as of the Effective Date (as hereinafter defined) (except for those amendments set forth in clauses (a) through (c) of paragraph (d) of this Section 3, which shall be effective as of December 31, 2007) and subject to the conditions to effectiveness set forth in Section 5 hereof, the Original Purchase Agreement is hereby amended as follows:

(a) Section 1.1 of the Original Purchase Agreement is amended by deleting the definition of "EBITDA" set forth therein and replacing it with the following new definition of "EBITDA":

"'**EBITDA**' means BPR's and BPG's, including their wholly-owned Subsidiaries', net income (not inclusive of non-recurring expenses) on a consolidated basis, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges, for the period determined in accordance with the following: (i) for the fiscal quarter ending March 31, 2008, EBITDA shall be determined by annualizing the results of operations for such fiscal quarter; (ii) for the fiscal quarter ending June 30, 2008, EBITDA shall be determined by annualizing the results of operations for such fiscal quarter and for the fiscal quarter ending March 31, 2008; (iii) for the fiscal quarter ending September 30, 2008, EBITDA shall be determined by annualizing the results of operations for such fiscal quarter and for the fiscal quarters ending March 31, 2008 and June 30, 2008, and (iv) for the fiscal quarter ending December 31, 2008 and for each fiscal quarter thereafter, EBITDA shall be determined based upon actual results of operations for the four (4) fiscal quarter period then ending."

(b) Section 1.1 of the Original Purchase Agreement is amended by deleting the definition of "Fully Loaded Fixed Charge Coverage Ratio" set forth therein and replacing it with the following new definition of "Fixed Charge Coverage Ratio":

"'**Fixed Charge Coverage Ratio**' means the ratio of (a) EBITDA, minus the sum of taxes, dividends, and non-financed capital expenditures paid in cash, for the applicable period (as determined in accordance with the provisions set forth in the definition of "EBITDA") ending on the date of determination, to (b) the sum of cash interest expense, required scheduled principal payments on the current portion of capitalized lease obligations, and the remaining scheduled term loan principal payments due to the Senior Lender from BPR and BPG pursuant to the Senior Credit Agreement, all for the twelve (12) month period ending on the date of determination."

(c) Section 8.3 of the Original Purchase Agreement is amended and restated in its entirety as follows:

"8.3 Financial Covenants

Until the payment in full by BPR of all principal of and interest on the Notes and of all other amounts owing at the time of payment of such principal and interest to CMII under this Agreement, including, without limitation, all expenses and amount due at such time in respect of indemnity obligations under Section 7, BPR covenants and agrees that:

(a) Omitted.

(b) Omitted.

(c) Omitted.

(d) Minimum Fixed Charge Coverage Ratio

BPG and its wholly-owned Subsidiaries on a consolidated basis, shall maintain a Fixed Charge Coverage Ratio of not less than 1.1:1.0 as of the end of each of BPG's fiscal quarters."

(4) Amendments to Original Note.

Effective as of the Effective Date and subject to the conditions to effectiveness set forth in Section 5 hereof, the Original Note is hereby amended as follows:

(a) the first paragraph of the Original Note is amended by replacing the last sentence thereof with the following text: "For purposes of this Note, the term **"Maturity Date"** shall mean October 22, 2009"; and

(b) BPR hereby authorizes CMII to attach this Amendment as an allonge to the Note, and this Amendment shall be attached as Exhibit 2 to the Original Note.

(5) Conditions. The amendments contained in Section 3 (except for those amendments set forth in clauses (a) through (c) of Section 3(d), which shall be effective as of December 31, 2007) and Section 4 hereof shall become effective upon the satisfaction in full of the following conditions on the date (the **"Effective Date"**), on or prior to March [__], 2008, on which:

(a) CMII shall have executed and delivered a counterpart of this Amendment and CMII shall have received a counterpart of this Amendment executed and delivered by each Company;

(b) CMII shall have received a fully executed counterpart of a commitment letter contemplating an amendment to the Senior Credit Agreement on terms satisfactory to CMII, executed by TD Banknorth and the Companies, substantially in the form of Exhibit 1; and

(c) pursuant to Section 3.2 of the Subordination Agreement, TD Banknorth shall have consented in writing to the amendments contained in Section 3 and Section 4 hereof and CMII shall have received a counterpart of such consent substantially in the form of Exhibit 2.

(6) Reimbursement of Expenses. BPR will pay all out-of-pocket expenses, costs and charges incurred by CMII (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Amendment, and all documents executed in connection herewith.

(7) Original Purchase Agreement and Original Note to Remain in Force. Except as specifically provided herein, the Original Purchase Agreement, the Original Note and the other Transaction Documents shall remain in full force and effect and are in all respects hereby ratified and affirmed. From and after the Effective Date, (i) all references in the Purchase Agreement to "this Agreement", "hereof" or "herein" or the like, and all references in the other Transaction Documents to the Purchase Agreement, shall mean and refer to the Original Purchase Agreement as amended hereby and (ii) all references in the Note to "this Note", "hereof" or "herein" or the like, and all references in the other Transaction Documents to the Note, shall mean and refer to the Original Note as amended hereby.

(8) Successors and Assigns. The Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

(9) Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

(10) Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(11) No Implied Waivers. No failure or delay on the part of CMII in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or under the Purchase Agreement or the Note. No modification or waiver of any provisions of this Amendment shall in any event be effective unless the same shall be in writing and signed by CMII, and then such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(12) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law other than Section 5-1401 of the General Obligations Law of the State of New York.

(13) Jurisdiction; WAIVER OF RIGHT TO JURY TRIAL. Each party to this Amendment hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Amendment or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT OR THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS TRANSACTION, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.

(14) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(15) Limited Waivers. The waiver of the Subject Events of Default is subject to the satisfaction of the conditions set forth in Section 5, are applicable only to the specific violations and provisions described as "Subject Events of Default" and to no other Events of Default, known or unknown, nor to any other failure of any Company to comply with any term or provisions of any Transaction Document, and the granting by CMII of the waiver of the Subject Events of Default does not imply any agreement to provide any subsequent waiver of any Default or Event of Default.

(16) Reaffirmation of Subsidiary Guarantee. Grafico reaffirms its obligations to CMII pursuant to the terms of the Subsidiary Guarantee, dated as of May 5, 2005, and acknowledges that CMII may amend, restate, extend, renew or otherwise modify the Purchase Agreement, the Note or the Warrants and any indebtedness or agreement of BPR, or enter into any agreement or extend additional or other credit accommodations to BPR, without notifying or obtaining the consent of Grafico and without impairing the liability of Grafico under the Subsidiary Guarantee for all of BPR's present and future indebtedness to CMII.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed all as of the day and year first above written.

BRANDPARTNERS GROUP, INC.

By: ____________________
Name: James F. Brooks
Title: CEO

BRANDPARTNERS RETAIL, INC.

By: ____________________
Name: James F. Brooks
Title: CEO

CORPORATE MEZZANINE II, L.P.

By: ____________________
Name: HAMAD ABDULAZIZ AL SAGAR
Title: DIRECTOR

Accepted and agreed as to Section 16:

GRAFICO INCORPORATED

By: ____________________
Name: James F. Brooks
Title: CEO

EXHIBIT 2

ACKNOWLEDGMENT AND AGREEMENT OF SENIOR LENDER

Reference is made to (i) the foregoing Amendment No. 6 to Subordinated Note and Warrant Purchase Agreement and Amendment No. 2 to Note, dated as of March [__], 2008, among BrandPartners Group, Inc., a Delaware corporation ("**BPG**"), BrandPartners Retail, Inc., a New Hampshire corporation ("**BPR**"), Grafico Incorporated, a Delaware corporation ("**Grafico**") and Corporate Mezzanine II, L.P., a British Virgin Islands limited partnership ("**CMII**") (the "**Amendment**") and (ii) the Subordination Agreement, dated as of May 5, 2005, among the undersigned, CMII, BPR and Grafico (as heretofore amended, the "**Subordination Agreement**").

Pursuant to Section 3.2 of the Subordination Agreement, the undersigned hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof and to the amendments set forth in Section 3 and Section 4 thereof; and (iii) reaffirms its obligations to CMII under the Subordination Agreement.

TD BANKNORTH, N.A.

By: [signature]
Name: John Mercier
Its: Senior Vice President